Exhibit 99.1

Heritage Commerce Corp to Participate in the KBW 2016 Community Bank Investor Conference in New York City, August 2 – 3, 2016

San Jose, California – August 1, 2016 – Heritage Commerce Corp (Nasdaq: HTBK) today announced that management is scheduled to attend the Keefe, Bruyette & Woods (“KBW”) 2016 Community Bank Investor Conference at The Waldorf Astoria Hotel in New York, New York on August 2 – 3, 2016.

Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, August 2, 2016 at 2:00 p.m. EDT (11:00 a.m. PDT).  The presentation will be archived for 90 days after the conference, and can be viewed at http://wsw.com/webcast/kbw35/htbk.

Conference participation is by invitation only and registration is required.  For more information on the conference, or to schedule a one-on-one meeting with management from the Company, please contact your KBW representative.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Member FDIC